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                                                                    EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AMFM Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 25, 1995, relating to the financial statements of Martin & MacFarlane, Inc., included in AMFM Inc's (formerly Chancellor Media Corporation) Form 8-K dated February 12, 1999.

Barbich Longcrier Hooper & King


/s/ GEOFFREY B. KING
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By: Geoffrey B. King, CPA


Bakersfield, California
July 14, 1999